UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2015 the Board of Directors (the “Board”) of Cowen Group, Inc. (the “Company”) appointed Douglas A. Rediker to serve on the Company’s Board as an independent director, effectively immediately.  Mr. Rediker’s appointment expands the Board to eight directors, six of whom are independent.

Mr. Rediker currently serves as the Executive Chairman of International Capital Strategies, a political economy consulting firm he founded in 2012.  He is also a Visiting Fellow at the Peterson Institute for International Economics.  From 2010 to 2012, Mr. Rediker represented the U.S. on the Executive Board of the International Monetary Fund (IMF).  From 2011-2012, he served as the chairman and vice chairman of the World Economic Forum (WEF) Geopolitical Risk Global Agenda Council and currently serves as a member of the WEF’s Geo-economic Global Agenda Council.

On April 13, 2015, the Company issued a press release announcing the appointment of Mr. Rediker.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)                                         Exhibit

99.1                                Press Release issued by the Company dated April 13, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: April 13, 2015	By:	/s/ Owen S. Littman
	Name:	Owen S. Littman
	Title:	General Counsel

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